Exhibit 10.1

Public Service Company of New Mexico	Charles N. Eldred
Corporate Headquarters	Executive Vice President
MS-1235	Chief Financial Officer
Albuquerque, NM 87102
Charles.Eldred@pnmresources.com
505-241-4691

February 25, 2014
CGI Capital, Inc.
c/o Citigroup
390 Greenwich Street, 1st Floor
New York, New York 10013
Attention: Brian Whalen

Re:
Agreement on Fair Market Sales Value (“FMSV”) pursuant to Section 13(a) of that certain Facility Lease, dated as of August 12, 1986, as amended (the “Facility Lease”), between Public Service Company of New Mexico (the “Lessee”) and U.S. Bank National Association (successor to State Street Bank and Trust Company, successor to The First National Bank of Boston) as Lessor under the Facility Lease and as Owner Trustee for CGI Capital, Inc. (the “Owner Participant”) under that certain Trust Agreement, dated as of August 12, 1986.

Dear Mr. Whalen:
By letter dated January 13, 2014, the Lessee provided notice of its irrevocable election to purchase (the “Notice of Option Exercise”) the Undivided Interest and the Real Property Interest (the “Option Property”) pursuant to Section 13(a) of the Facility Lease. Following delivery of the Notice of Option Exercise, Section 13(a) of the Facility Lease requires that the Lessee and the Owner Participant promptly agree upon the FMSV of the Option Property to be paid by the Lessee on January 15, 2016 (the “Purchase Date”), following the expiration of the Basic Lease Term on January 15, 2016. In addition, the scheduled Basic Rent amount will be paid on January 15, 2016. Capitalized terms used herein but not defined herein shall have their respective meanings specified in the Facility Lease.
This letter agreement serves to memorialize the parties’ binding agreement with respect to the FMSV of the Option Property to be paid by the Lessee on the Purchase Date in connection with consummating the Lessee’s irrevocable Purchase Option contemplated by Section 13(b) of the Facility Lease (the “Transaction”) and, in accordance with the requirements of Section 13(a) of the Facility Lease, the Lessee and the Owner Participant do hereby agree that the FMSV of (i) the Undivided Interest to be purchased on the Purchase Date, is $78,097,847 and (ii) the Real Property Interest to be purchased on the Purchase Date, is $25,653.

The parties further acknowledge and agree to work together in good faith to enter into a definitive Purchase and Sale Agreement, Assignment and Assumption Agreement, Bill of Sale and/or such other documentation (collectively, the “Purchase Documentation”) and to take such further actions, as may be required to effectuate the Transaction on or prior to the Purchase Date, and that the foregoing documentation shall contain reasonable and customary terms and conditions; provided, that, in accordance with Section 13(a) of the Facility Lease, the Lessee’s irrevocable Notice of Option Exercise shall not be binding on the Lessor (or the Owner Participant) if an Event of Default shall have occurred and be continuing or an Event of Loss or a Deemed Event of Loss shall have occurred. PNM will provide the initial draft of the Purchase Documentation.
This letter agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. This letter agreement shall be effective as of the date hereof. Delivery of an executed counterpart of a signature page to this letter agreement by telecopy or portable document format (“PDF”) shall be effective as delivery of a manually executed counterpart of this letter agreement. As and to the extent required by Sections 14(b) and 14(c) of the Participation Agreement, the Lessee shall be responsible for all fees, costs, disbursements and expenses (including legal and other professional fees and expenses) incurred by the Owner Trustee and/or the Owner Participant in connection with the proposed Transaction. The terms of the Transaction Documents shall continue in full force and effect and nothing herein shall be interpreted or construed to limit or otherwise waive the rights or obligations of the parties set forth therein.
This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
If the Owner Participant is in agreement with the terms set forth herein, please acknowledge our agreement in the space provided below and return a copy of this letter to me by facsimile transmission or in PDF. By executing this letter, the Owner Participant hereby instructs the Lessor to agree, and the Lessor hereby agrees, in its capacity as Owner Trustee and Lessor, to the terms set forth herein and to acknowledge agreement in the space provided below and return a copy of this letter to the Lessee by facsimile transmission or in PDF.

[Remainder of Page Intentionally Left Blank]

PUBLIC SERVICE COMPANY OF NEW MEXICO

By:     /s/ Charles N. Eldred
Name: Charles N. Eldred
Title: Executive Vice President and Chief
Financial Officer

Acknowledged and Agreed:
CGI CAPITAL, INC.

By:    /s/ Brian J. Whalen
Name: Brian J. Whalen
Title: Vice President

Acknowledged and Agreed:
U.S. BANK NATIONAL ASSOCIATION, not in
its individual capacity, but solely as Owner Trustee

By:    /s/ Todd R. DiNezza
Name: Todd R. DiNezza
Title: Assistant Vice President

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